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                                                                   EXHIBIT 23(d)

                          CONSENT OF FINANCIAL ADVISOR

     We hereby consent to the use of our opinion included as Appendix C to the Proxy Statement/ Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of Breckenridge Bancshares Company with and into Commerce Bancshares, Inc., and to the reference to our firm name under the caption "The Merger -- Opinion of Breckenridge Financial Advisor" in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                          STIFEL, NICOLAUS & COMPANY,
                                          INCORPORATED

                                          By: /s/   PATRICK R. KOSTER
                                            ------------------------------------
                                                     Patrick R. Koster
                                                    First Vice President
St. Louis, Missouri
December 12, 2000